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                                   Installment Business Loan No

    Due May 31, 2001                              $1,500,000.00
    Account No. 0038250                   Date:  April 30, 1996
    Note No.

    Promise to Pay: On or before May 31, 2001, for value received, the undersigned, Circuit Systems, Inc. (the "Borrower") promises to pay to NBD Bank, an Illinois banking corporation (the "Bank") or order, at the Bank's main office in Wheaton, Illinois 60187 or at any office of the Bank in the State of Illinois, the sum of One Million Five Hundred Thousand and 00/100 DOLLARS ($1,500,000.00) plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

        8 & 1/2% per   annum   until   maturity,   whether   by
                 acceleration or otherwise (the "Note Rate"), and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid.

    In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be unlawful under applicable law shall be applied to principal.

    The Borrower will pay this sum in 59 consecutive monthly installments of $31,000.00, including interest, commencing June 30, 1996 until May 31, 2001 at which time the balance plus accrued interest then unpaid shall be due and payable immediately.

    BUSINESS LOAN:   The Borrower  acknowledges and  agrees (i)
    that this Note evidences a business loan for the purpose of financing a commercial enterprise carried on for the purpose of investment or profit under 815 ILCS 205/4 and is not subject to any usury law or limitation of the State of Illinois, and (ii) the obligation evidenced by this Note is an exempt transaction under the Federal Truth-in-Lending Act, 15 U.S.C., Section 1601 et seq.
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    PREPAYMENT PREMIUM:    The Borrower  may prepay  all or  any
    part of the principal balance of this Note on one business day's notice provided that, in addition to all principal, interest and costs owing at the time of prepayment, the Borrower pays a prepayment premium equal to the Current Value of (i) the interest that would have accrued on the amount prepaid at the Note Rate, minus (ii) the interest that could accrue on the amount prepaid at the Treasury Rate. In both cases, interest will be calculated from the
    prepayment  date   to   the   maturity   date(s)   of   the
    installment(s) being prepaid.   Such maturity date(s) shall
    be determined by applying the prepayment to the scheduled installment(s) of principal in their inverse order of maturity. "Treasury Rate" shall mean the yield, as of the date of prepayment, on United States Treasury bills, notes or bonds, selected by the Bank in its discretion, having maturities comparable to the scheduled maturities of the
    installment(s) being  prepaid.   "Current Value"  means the
    net present value of  the dollar amount of  the interest to
    be earned, discounted  at the Treasury  Rate.   In no event
    shall the  prepayment  premium  be  less  than  zero.   The
    Borrower's  notice  of  its  intent   to  prepay  shall  be
    irrevocable. If the balance of this Note is accelerated in accordance with the terms of this Note, the resulting balance due shall be considered a prepayment due and
    payable as  of  the  date of  acceleration.    The Borrower
    agrees that the prepayment premium is a reasonable estimate
    of loss  and  not a  penalty.   The  prepayment  premium is
    payable as liquidated damages for the loss of bargain, and its payment shall not in any way reduce, affect or impair any other obligation of the Borrower under this Note.

    All  prepayments  shall  be   applied  to  installments  of
    principal in their inverse order of maturity, and no prepayments shall reduce the dollar amount of fixed principal installments required to be paid, until this Note is paid in full.

    AGREEMENT: The indebtedness of the Borrower as evidenced by this Note is further subject to that certain Secured Revolving Credit Agreement dated as of April 30, 1993 as amended April 29, 1994, August 23, 1994, August 31, 1995, November 27, 1995 and April 30, 1996 between the Bank and the Borrower, the terms and provisions of which are incorporated herein by reference hereby.

    SECURITY: To secure the payment of this Note and any other present or future liability of the Borrower to the Bank, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its
    additions,   substitutions,   increments,    proceeds   and
    products,   whether   now    owned   or    later   acquired
    ("Collateral"):
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   1.  All securities and other property of the Borrower in the custody, possession or  control of the  Bank (other than
       property  held  by  the  Bank   solely  in  a  fiduciary
       capacity);
   2. All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;
   3.  All balances of  deposit accounts  of the  Borrower with the Bank;
   4. The following additional property of the Borrower: Two Junior Mortgages each dated April 30, 1996 on real properties commonly known as 2400 E. Lunt, Elk Grove
       Village, IL.; and   2450 E. Lunt, Elk  Grove Village, IL
       60007;  and  Inventory,   Accounts  Receivable,  General
       Intangibles and Equipment as described in Continuing Security Agreement dated April 30, 1993.

    BANK'S RIGHT TO SETOFF: The Bank shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this Note in whole or partial payment of this Note or other present or future liabilities of the Borrower to the Bank, without any requirement of mutual maturity.

    RELATED DOCUMENTS: The terms and provisions of any loan agreement, mortgage, security agreement or any other document executed as part of the loans evidenced by this Note are incorporated by reference and made part of this Note.

    REPRESENTATIONS BY BORROWER:  Borrower represents that: (a)
    it is a corporation duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers, (ii) have been duly authorized by all necessary action of its board of directors, and (iii) do not contravene the terms of its articles of incorporation, by-
    laws, or any  other agreement  governing its affairs.    The
    Borrower further  represents  that: (a)  the  execution and
    delivery  of  this   Note  and   the  performance   of  the
    obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other
    third  party;  (b)  this  Note  is   a  valid  and  binding
    agreement, enforceable according to its  terms; and (c) all
    balance  sheets,  statements  of   income,  cash  flow  and
    retained earnings, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organization(s) and person(s) to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.
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    EVENTS OF DEFAULT/ACCELERATION:   If  any of  the following
    events occurs this Note shall become due immediately, without notice, at the Bank's option:
  1. The  Borrower,  or  any   guarantor,  of  this   Note  (the
     "Guarantor") fails to pay when due any amount payable under this Note or under any agreement or instrument evidencing debt to any creditor.
  2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) such that the creditor declares the debt due before its maturity.
  3. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this Note, or any guaranty of the loan evidenced by this Note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty.
  4. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.
  5. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.
  6. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.
  7. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment.
  8. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of those proceedings.
  9. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor.
 10. The Borrower or any Guarantor dies.
 11. The Borrower or any Guarantor, without the Bank's written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).
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 12. The loan to value  ratio of any pledged  securities at any time exceeds the Bank's limit for the type of securities pledged, and that excess continues for five (5) days after notice from the Bank to the Borrower.
 13. There  is  a  substantial   change  in  the   existing  or
     prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse.
 14. The Bank in good faith deems itself insecure.
  REMEDIES: If this Note is not paid at maturity, whether by demand, acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice is met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. The Borrower is liable for any deficiency remaining after disposition of any
  Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

  WAIVER: Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor does a waiver on one occasion bar or waive that right on any future occasion.

  MISCELLANEOUS: The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of
  value by  the others.   This  Note  binds the  Borrower and  its
  successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. This Note is delivered in the State of Illinois and governed by Illinois law. Section headings are for convenience of reference
  only and do not  affect the interpretation  of this Note.   This
  Note and any related loan documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this Note and supersede all oral statements and prior writings relating to that loan.
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  WAIVER OF  JURY  TRIAL:    The  Bank  and  the  Borrower,  after
  consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note or any related instrument or agreement, or any of the transactions contemplated by this Note, or any course of conduct, dealing, statements
  (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.
                                            Borrower
                                            Circuit Systems, Inc.

  Address: 2350 E. Lunt Avenue              By:
  Elk Grove Village, IL 60007                 D.S. Patel, President
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